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                                                                     EXHIBIT 5.2



                [LETTERHEAD OF CLARK MATERIAL HANDLING COMPANY]



                                                              September 18, 1998


Hydrolectric Lift Trucks, Inc.
172 Trade Street
Lexington, Kentucky 40511

Dechert Price & Rhoads
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, PA 19103


                  Re:      CLARK Material Handling Company
                           Form S-4 Registration Statement
                           Registration No. 333-62845



Gentlemen and Ladies:

                  I have acted as general counsel for Hydrolectric Lift Trucks, Inc. ("HLT"), in connection with the filing by CLARK Material Handling Company, a Delaware corporation (the "Issuer"), Blue Giant Corporation, a Delaware corporation ("Blue Giant"), and HLT of a Registration Statement on Form S-4 (Registration No. 333-62845) (the "Registration Statement"), with the Securities and Exchange Commission for the purpose of registering the issuance of up to $150,000,000 aggregate principal amount of the Issuer's 10-3/4% Senior Notes Due 2006 (the "Exchange Notes") and the guarantees thereof by HLT (the "HLT Exchange Guarantee") and Blue Giant under the Securities Act of 1933, as amended (the "Act"). The Exchange Notes are to be issued in exchange for an equal aggregate principal amount of the Issuer's outstanding 10-3/4% Senior Notes Due 2006 (the "Existing Notes") and HLT's and Blue Giant's guarantees thereof pursuant to the Registration Rights Agreement among the Issuer, Jefferies & Company, Inc. and Bear, Stearns & Co. Inc. filed as Exhibit 4.5 to the Registration Statement. The Exchange Notes and HLT Exchange Guarantee are to be issued pursuant to the terms of the indenture (the "Indenture") among the Issuer, Blue Giant, HLT and United States Trust Company of New York, as trustee (the "Trustee"), filed as Exhibit
4.4 to the Registration Statement, as amended by the First Supplemental Indenture (the "First Supplemental Indenture") among the Issuer, the Guarantors and the Trustee, filed as Exhibit 4.9 to the Registration Statement. As used herein, the Indenture and the First Supplemental Indenture shall hereafter be referred to collectively as the "Indenture". The Indenture is to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA").
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Hydrolectric Lift Trucks, Inc.
September 18, 1998
Page 2

                  In connection with the foregoing, I have reviewed such records, documents, agreements and certificates, and examined such questions of law, as I have considered necessary or appropriate for the purpose of this opinion. In making my examination of records, documents, agreements and certificates, I have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of HLT), and the conformity to authentic originals of all items submitted to me as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering my opinion, I have relied as to factual matters upon certificates of public officials and certificates and representations of officers of HLT.

                  Based upon the foregoing, I am of the opinion that the Exchange Guaranty has been duly authorized by HLT.

                  This opinion is rendered to HLT and Dechert Price & Rhoads ("DP&R") in connection with the filing of the Registration Statement. DP&R may rely on this opinion for the sole purpose of rendering its opinion of even date herewith in connection with the filing of the Registration Statement. This opinion may not be relied upon by DP&R for any other purpose, or relied upon by any other person, firm or corporation (other than HLT) for any purpose without my prior written consent. I express no opinion as to the laws of any jurisdiction other than the laws of the United States of America and, solely to the limited extent necessary to give the opinion expressed herein and for no other purposes whatsoever, the Ohio General Corporation Law.

                  I hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus which is included in the Registration Statement. In giving the foregoing consent, I do not admit that I come within the category of persons whose consent is required by the Act or the rules and regulations promulgated thereunder.


                                   Very truly yours,

                                   CLARK Material Handling Company

                                     /s/  Michael J. Grossman
                                   Michael J. Grossman
                                   Vice President, Secretary and General Counsel